FOURTH QUARTER 2017

FINANCIAL SUPPLEMENT

If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS
Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent earnings release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP
Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios; and pre-provision net revenue (“PPNR”), calculated by adding the provision/(provision credit) for loan losses to income before income taxes, excluding securities gains/(losses).

The non-GAAP measures presented in this financial supplement are return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value ("TBV") per common share.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 22 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

FIRST HORIZON
NATIONAL CORPORATION
Regional Banking
Consumer
Commercial
Fixed Income
Fixed Income Products
Other Products
Corporate
Corporate Functions
Investment Portfolio
Risk Management
Non-Strategic
National Consumer Lending
TRUPS Loans
Other Exited Businesses

FHN PERFORMANCE HIGHLIGHTS

Summary of Fourth Quarter 2017 Notable Items
Segment	Item	Income Statement	Amount Favorable/ (Unfavorable)	Comments
Corporate	Acquisition expenses	Noninterest expense: Various	$(46.7) million	Pre-tax acquisition-related expenses primarily associated with the Capital Bank Financial acquisition

Primarily Non-Strategic	Legal matters	Noninterest expense: Litigation and regulatory matters	$(32.1) million	Pre-tax loss accruals related to legal matters

Primarily Corporate & Regional Banking	Employee compensation	Noninterest expense: Employee compensation, incentives, and benefits	$(9.9) million	Pre-tax expense related to special employee bonuses

Corporate	Tax adjustments - Tax Reform	Provision for Income Taxes	$(82.0) million	Estimated after-tax effects of tax reform primarily associated with a decrease in the valuation of the net deferred tax asset balance (see note below)

Corporate	Tax adjustments - Capital Loss Carryforward/Other	Provision for Income Taxes	$10.7 million	Favorable effective tax rate adjustment primarily associated with the reversal of a capital loss deferred tax valuation allowance

Fourth Quarter 2017 vs. Third Quarter 2017

Consolidated

•
On November 30, 2017, FHN closed its previously announced merger with Capital Bank Financial ("Capital Bank" or "CBF") using the purchase business combinations method, increasing its balance sheet by $10.6 billion

•
In December 2017, Congress enacted the Tax Cuts and Jobs Act ("the Tax Act"), which resulted in an estimated $82.0 million impact primarily related to a decrease in the valuation of FHN's net deferred tax asset balance, significantly impacting FHN's results for both fourth quarter and 2017. The impact from the Tax Act may differ from this estimate, possibly materially, due to among other things, further refinement of FHN's calculations, changes in interpretations and assumptions FHN has made, guidance that may be issued and actions FHN make take as a result of the Tax Act

•
Net loss available to common shareholders was $52.8 million, or $.20 loss per diluted share in fourth quarter compared to net income available to common shareholders of $67.3 million, or $.28 per diluted share in third quarter

•
Net interest income (“NII”) increased to $242.1 million in fourth quarter from $209.8 million in third quarter; Net Interest Margin (“NIM”) increased to 3.27 percent in fourth quarter from 3.19 percent in prior quarter

•
The increase in NII in fourth quarter was primarily driven by loan and deposit growth associated with the CBF acquisition, the positive impact of higher market rates, and higher average balances of other commercial loans

•	The increase in NIM was also largely the result of loan and deposit growth associated with the CBF acquisition

•	Noninterest income (including securities gains) increased to $133.2 million in fourth quarter from $112.4 million in prior quarter

•	Fourth quarter includes a $1.3 million gain related to BOLI policy benefits

•	Third quarter includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction

•	Noninterest expense increased to $346.7 million in fourth quarter from $236.9 million in third quarter

•
The expense increase was driven by a $38.5 million increase in acquisition-related expenses associated with the CBF acquisition, a $23.9 million increase in loss accruals related to legal matters, $9.9 million of special bonuses, and a $5.6 million charitable contribution to the First Tennessee Foundation, somewhat offset by $4.3 million of deferred compensation BOLI gains

•	Provision for income taxes was $74.0 million and $13.6 million in the fourth and third quarters, respectively

•	Fourth quarter increase was primarily associated with the effects of the Tax Act

•	Period-end loans were $27.7 billion in fourth quarter and $20.2 billion in third quarter; average loans increased 13 percent to $22.5 billion in fourth quarter

•	Period-end deposits were $30.6 billion and $22.1 billion in fourth and third quarter, respectively; average deposits increased 13 percent linked quarter to $24.9 billion in fourth quarter

Regional Banking

•
Pre-tax income increased to $126.5 million in fourth quarter from $114.7 million in third quarter; pre-provision net revenue was $136.2 million and $123.2 million in fourth and third quarter, respectively

•	Period-end loans increased to $26.3 billion in fourth quarter from $18.8 billion in third quarter; average loans increased 15 percent to $21.1 billion in fourth quarter

•	The increase in period-end and average loans was primarily due to the addition of $7.4 billion in UPB of loans from the CBF acquisition.

•	Period-end deposits were $27.6 billion and $20.1 billion in fourth and third quarter, respectively; average deposits increased 12 percent to $22.4 billion

•	The increase in period-end and average deposits was primarily the result of $8.1 billion of deposits acquired in the CBF acquisition

•	NII increased to $244.3 million in fourth quarter from $209.3 million in third quarter

•	The increase in NII was largely due to loan and deposit growth associated with the CBF acquisition

•	Provision expense was $9.7 million in fourth quarter compared to $8.6 million in the prior quarter

•	Fourth quarter 2017 provision expense was primarily driven by a charge-off associated with a single larger credit resulting in fraud loss

•	Noninterest income increased to $70.5 million in fourth quarter from $64.4 million in third quarter

•	The increase in noninterest income was primarily due to higher fee income associated with deposit transactions and cash management and bankcard income largely driven by the CBF acquisition

•	Noninterest expense increased to $178.6 million in fourth quarter from $150.5 million in third quarter

•
Fourth quarter expense includes $19.1 million attributable to CBF activities, including $10.7 million of personnel-related expenses associated with a 27 percent increase in headcount, and $4.1 million in special bonuses

•	Third quarter expense includes $4.4 million of loss accruals related to legal matters associated with trust services

FHN PERFORMANCE HIGHLIGHTS (continued)

Fourth Quarter 2017 vs. Third Quarter 2017 (continued)

Fixed Income

•	Pre-tax income was $6.0 million in fourth quarter, down from $8.7 million in third quarter

•	NII was $5.9 million and $6.0 million in fourth quarter and third quarter, respectively

•	Noninterest income was $55.2 million in fourth quarter compared to $55.8 million in third quarter

•	Fixed income product revenue decreased to $40.6 million in fourth quarter from $45.0 million in third quarter

•	Fixed income product average daily revenue (“ADR”) was $655 thousand and $715 thousand in fourth and third quarter, respectively

•	Other product revenue increased $3.9 million to $14.6 million in fourth quarter largely due to increases in fees from loan sales

•	Noninterest expense increased to $55.1 million in fourth quarter from $53.1 million in third quarter

Corporate

•	Pre-tax loss was $83.1 million in fourth quarter compared to pre-tax loss of $47.4 million in third quarter

•	NII was negative $15.9 million and negative $14.0 million in fourth and third quarter, respectively

•	Estimated effective duration of the securities portfolio was 3.7 years in fourth quarter and was 3.8 years in third quarter

•	Noninterest income (including net securities gains) was positive $6.7 million in fourth quarter compared to negative $9.5 million in third quarter

•	Fourth quarter includes a $1.3 million gain related to BOLI policy benefits

•	Third quarter includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction

•	Noninterest expense was $74.0 million in fourth quarter compared to $23.9 million in third quarter

•
Fourth quarter expense includes $46.7 million of acquisition-related expenses primarily associated with the CBF acquisition, $5.7 million of special employee bonuses, and a $5.6 million charitable contribution to the First Tennessee Foundation, somewhat offset by $4.3 million of deferred compensation BOLI gains

•	FDIC expense increased $3.0 million in fourth quarter due to the loss recognized during fourth quarter

•	Third quarter expense includes $8.2 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions

Non-Strategic

•	Pre-tax loss was $23.7 million in fourth quarter compared to pre-tax income of $9.4 million in third quarter

•	NII decreased to $7.8 million in fourth quarter from $8.5 million in third quarter

•	The provision credit decreased to $6.7 million in fourth quarter from a provision credit of $8.6 million in third quarter

•	The level of provision continues to reflect declining balances combined with stable performance within the legacy portfolio combined with higher recoveries in third and fourth quarter

•	Noninterest expense was $38.9 million in the fourth quarter compared to $9.4 million in third quarter

•	Fourth quarter expense includes $32.0 million of pre-tax loss accruals related to legal matters, compared to $3.6 million in third quarter

Asset Quality

•
Allowance for loan losses decreased to $189.6 million in fourth quarter from $194.9 million in third quarter; the allowance to loans ratio decreased 28 bps to 69 basis points in fourth quarter driven by the addition of loans acquired from Capital Bank at fair value which includes an estimate of lifetime credit losses

•	The decrease in reserves was primarily driven by the consumer portfolio within the non-strategic segment

•	To a lesser extent, the commercial portfolio within the regional banking segment declined due to lower average loss rates

•	Net charge-offs were $8.3 million in fourth quarter compared to $2.4 million in third quarter

•	Regional banking net charge-offs increased $5.9 million to $11.6 million in fourth quarter primarily due to a single larger credit within the C&I portfolio as a result of borrower fraud

•	Non-strategic net recoveries remained flat in fourth quarter at $3.3 million

•
Nonperforming loans (“NPLs”), excluding loans held-for-sale, increased to $130.6 million in fourth quarter from $125.0 million in third quarter; NPLs within all portfolios decreased or remained flat with the exception of C&I which increased $12.2 million primarily driven by a single larger credit

•	30+ delinquencies increased $16.3 million to $92.5 million in fourth quarter compared to $76.2 million in third quarter

•	The consumer portfolio increased $15.0 million of which Capital Bank contributed to $12.7 million of the increase

Taxes

•	The effective tax rates for fourth and third quarter were 288.93 percent and 15.93 percent, respectively

•
Fourth quarter effective rate was negatively impacted by the estimated effects of tax reform primarily associated with a decrease in the valuation of the net deferred tax asset balance. The impact from the tax reform may differ from this estimate, possibly materially, due to, among other things, further refinement of FHN's calculations, changes in interpretations and assumptions FHN has made, guidance that may be issued and actions FHN may take as a result of tax reform

•	Fourth quarter and third quarter effective rates were favorably impacted by the reversal of a capital loss deferred tax valuation allowance

•
The rates also reflect the favorable effect from permanent benefits. Permanent benefits primarily consist of tax credit investments, life insurance, contributions of appreciated property, and tax-exempt interest

FHN PERFORMANCE HIGHLIGHTS (continued)

Fourth Quarter 2017 vs. Third Quarter 2017 (continued)

Capital and Liquidity

•	Declared $.09 per common share quarterly dividend in fourth quarter, aggregating $21.0 million, which was paid on January 2, 2018

•	Declared aggregate preferred quarterly dividend of $1.6 million in fourth quarter which was paid on January 10, 2018

•
There were no repurchases of shares in fourth quarter under the current share repurchase program (unrelated to employee stock award programs); $189.7 million remains in the stock purchase authorization first announced in 2014, currently scheduled to expire January 31, 2018

•
Capital ratios (regulatory capital ratios calculated under the Basel III risk-based capital rules as phased-in; current quarter is an estimate; estimate does not include the favorable impact of reclassification from AOCI to retained earnings of approximately $58 million in connection with tax law change per bank regulatory guidance issued on January 18, 2018)

•	Total equity to total assets (GAAP) of 11.06 percent in fourth quarter compared to 9.73 percent in prior quarter

•	Tangible common equity to tangible assets (Non-GAAP) of 6.57 percent in fourth quarter compared to 7.54 percent in prior quarter

•	Common Equity Tier 1 of 8.68 percent in fourth quarter compared to 10.04 percent in prior quarter

•	Tier 1 of 9.64 percent in fourth quarter compared to 11.20 percent in prior quarter

•	Total Capital of 10.88 percent in fourth quarter compared to 12.18 percent in prior quarter

•	Leverage of 10.16 percent in fourth quarter compared to 9.60 percent in prior quarter

Consolidated Results for Fiscal Year 2017 vs. 2016

•	Net income available to common shareholders was $159.3 million, or $.65 per diluted share in 2017, compared to $220.8 million, or $.94 per diluted share in 2016

•	Net interest income ("NII") increased 16 percent in 2017 to $842.3 million from $729.1 million in 2016; Net interest margin ("NIM") increased to 3.12 percent from 2.94 percent

•
The increase in NII was primarily driven by organic loan growth within the regional banking commercial loan portfolio, the impact of higher market rates, and commercial and consumer loans added through the CBF acquisition, somewhat offset by lower average balances of consumer loans and loans to mortgage companies

•
The improvement in NIM in 2017 relative to 2016 was largely the result of the positive impact of higher market rates and an increase in average deposits, somewhat offset by an increase in average excess cash held at the Fed during 2017

•
Noninterest income (including securities gains) decreased to $490.2 million in 2017 from $552.4 million in 2016 primarily driven by a 19 percent decrease in fixed income sales revenue in 2017 and a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction recognized in 2017

•	Provision expense was $0 in 2017 compared to $11.0 million in 2016 reflecting continued strong performance in both the commercial and consumer portfolios

•	Reserves decreased $12.5 million from 2016 while net charge-offs decreased $6.7 million from 2016, both driven by the consumer portfolio

•
Noninterest expense increased to $1.0 billion in 2017 from $.9 billion in 2016 largely due to a $59.8 million increase in acquisition-related costs primarily associated with the CBF and Coastal Securities, Inc. ("Coastal") acquisitions in 2017 relative to 2016

•
To a lesser extent, a smaller repurchase and foreclosure provision expense reversal related to the settlement of certain repurchase claims in 2017 relative to 2016 ($22.5 million and $32.7 million, respectively) and a $10.0 million increase in pre-tax loss accruals related to legal matters recognized in 2017 relative to 2016 also contributed to the increase in expense

•	Period-end loans increased 41 percent to $27.7 billion; average loans were $20.1 billion in 2017 compared to $18.3 billion in 2016

•
The increase in period-end loans was largely due to the addition of $7.4 billion in UPB of loans from the CBF acquisition, and was within the C&I, Commercial real estate and Consumer real estate portfolios

•	Loans added through the CBF acquisition also impacted average loan balances in fourth quarter; however, the impact was less on an average basis due to the late-year timing of the acquisition

•	Period-end deposits increased 35 percent to $30.6 billion; average deposits were $23.1 billion in 2017 compared to $20.9 billion in 2016

•	Increase in period-end deposits was due primarily to the addition of $8.1 billion of deposits associated with the CBF acquisition

•
Commercial interest and consumer interest deposits increased 5 percent and 2 percent, respectively, as a percentage of total deposits in 2017 relative to 2016 on a period-end basis, while market-indexed deposits decreased 7 percent during the period

•
The fourth quarter 2017 CBF acquisition also contributed to the increase in average deposits in 2017; however due to the late-year timing of the acquisition, the impact was much less on an average basis

FHN CONSOLIDATED INCOME STATEMENT
Quarterly/Annually, Unaudited

						4Q17 Changes vs.		Twelve Months Ended		2017 vs.
(Dollars in thousands, except per share data)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16	2017	2016	2016

Interest income	$287,633	$248,145	$235,341	$218,811	$219,897	16%	31%	$989,930	$817,909	21%
Less: interest expense	45,545	38,328	34,640	29,103	24,346	19%	87%	147,616	88,825	66%
Net interest income	242,088	209,817	200,701	189,708	195,551	15%	24%	842,314	729,084	16%
Provision/(provision credit) for loan losses	3,000	—	(2,000)	(1,000)	—	NM	NM	—	11,000	NM
Net interest income after provision for loan losses	239,088	209,817	202,701	190,708	195,551	14%	22%	842,314	718,084	17%
Noninterest income:
Fixed income	55,079	55,758	55,110	50,678	51,923	(1)%	6%	216,625	268,561	(19)%
Deposit transactions and cash management	30,158	28,011	27,858	24,565	27,504	8%	10%	110,592	108,553	2%
Brokerage, management fees and commissions	12,642	11,937	12,029	11,906	11,003	6%	15%	48,514	42,911	13%
Trust services and investment management	7,116	6,953	7,698	6,653	7,053	2%	1%	28,420	27,727	2%
Bankcard income	8,237	6,170	5,605	5,455	6,353	34%	30%	25,467	24,430	4%
Bank-owned life insurance	3,987	3,539	4,351	3,247	3,558	13%	12%	15,124	14,687	3%
Securities gains/(losses), net	137	6	405	44	(132)	NM	NM	592	1,341	(56)%
Other (a)	15,834	43	14,617	14,391	16,815	NM	(6)%	44,885	64,231	(30)%
Total noninterest income	133,190	112,417	127,673	116,939	124,077	18%	7%	490,219	552,441	(11)%
Adjusted gross income after provision for loan losses	372,278	322,234	330,374	307,647	319,628	16%	16%	1,332,533	1,270,525	5%
Noninterest expense:
Employee compensation, incentives, and benefits (b)	177,593	137,798	139,088	134,932	137,324	29%	29%	589,411	562,948	5%
Repurchase and foreclosure provision (c)	53	(609)	(21,733)	(238)	(1,104)	NM	NM	(22,527)	(32,722)	31%
Legal fees	1,245	2,052	3,496	5,283	6,038	(39)%	(79)%	12,076	21,558	(44)%
Professional fees (d)	26,958	6,566	9,659	4,746	4,827	NM	NM	47,929	19,169	NM
Occupancy	15,887	13,619	12,800	12,340	12,818	17%	24%	54,646	50,880	7%
Computer software	13,157	11,993	12,285	10,799	11,909	10%	10%	48,234	45,122	7%
Contract employment and outsourcing (e)	5,979	2,762	3,255	2,958	2,696	NM	NM	14,954	10,061	49%
Operations services	10,619	10,805	11,524	10,875	10,913	(2)%	(3)%	43,823	41,852	5%
Equipment rentals, depreciation, and maintenance	9,530	6,626	7,036	6,351	7,959	44%	20%	29,543	27,385	8%
FDIC premium expense	9,090	6,062	5,927	5,739	6,095	50%	49%	26,818	21,585	24%
Advertising and public relations (f)	5,313	5,205	4,095	4,601	6,093	2%	(13)%	19,214	21,612	(11)%
Communications and courier	5,379	4,328	4,117	3,800	3,593	24%	50%	17,624	14,265	24%
Amortization of intangible assets	3,568	1,964	1,964	1,232	1,300	82%	NM	8,728	5,198	68%
Other (a)	62,299	27,698	24,404	18,787	27,436	NM	NM	133,188	116,291	15%
Total noninterest expense	346,670	236,869	217,917	222,205	237,897	46%	46%	1,023,661	925,204	11%
Income before income taxes	25,608	85,365	112,457	85,442	81,731	(70)%	(69)%	308,872	345,321	(11)%
Provision for income taxes (g)	73,989	13,596	17,253	27,054	24,008	NM	NM	131,892	106,810	23%
Net income/(loss)	(48,381)	71,769	95,204	58,388	57,723	NM	NM	176,980	238,511	(26)%
Net income attributable to noncontrolling interest	2,910	2,883	2,852	2,820	2,879	1%	1%	11,465	11,465	*
Net income/(loss) attributable to controlling interest	(51,291)	68,886	92,352	55,568	54,844	NM	NM	165,515	227,046	(27)%
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*	6,200	6,200	*
Net income/(loss) available to common shareholders	$(52,841)	$67,336	$90,802	$54,018	$53,294	NM	NM	$159,315	$220,846	(28)%
Common Stock Data
EPS	$(0.20)	$0.29	$0.39	$0.23	$0.23	NM	NM	$0.66	$0.95	(31)%
Basic shares (thousands)	265,169	233,749	233,482	233,076	232,731	13%	14%	241,436	232,700	4%
Diluted EPS	$(0.20)	$0.28	$0.38	$0.23	$0.23	NM	NM	$0.65	$0.94	(31)%
Diluted shares (thousands)	265,169	236,340	236,263	236,855	235,590	12%	13%	244,453	235,292	4%
Key Ratios & Other
Return on average assets (quarters are annualized) (h)	(0.58)%	0.99%	1.32%	0.82%	0.80%			0.59%	0.87%
Return on average common equity (“ROE”) (quarters are annualized) (h)	(6.73)%	10.79%	15.26%	9.40%	9.00%			6.18%	9.60%
Return on average tangible common equity (“ROTCE”)(quarters are annualized) (h) (i)	(8.78)%	12.17%	17.30%	10.33%	9.89%			7.23%	10.59%
Fee income to total revenue (h)	35.47%	34.89%	38.80%	38.13%	38.84%			36.76%	43.05%
Efficiency ratio (h)	92.41%	73.51%	66.44%	72.47%	74.40%			76.85%	72.27%
Average full time equivalent employees	4,792	4,277	4,328	4,258	4,248			4,415	4,241
NM - Not meaningful
* Amount is less than one percent.
(a) Refer to the Other Income and Other Expense table on page 8 for additional information.
(b) 4Q17 includes $16.8 million of acquisition-related expenses associated with the CBF acquisition and $9.9 million of special employee bonuses, somewhat offset by $4.3 million of deferred compensation BOLI gains.
(c) Expense reversals driven by the settlements/recoveries of certain repurchase claims.
(d) 4Q17 includes $20.3 million of acquisition-related expenses associated with the CBF acquisition; 3Q17 and 2Q17 increases largely driven by acquisition-related expenses primarily associated with the CBF and Coastal acquisitions.
(e) 4Q17 includes $.9 million of acquisition-related expenses associated with the CBF acquisition.
(f) 4Q16 includes $1.1 million related to CRA initiatives.
(g) 4Q17 increase primarily associated with the effects of the Tax Act; 4Q17, 3Q17 and 2Q17 include the impact of a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance.
(h) See Glossary of Terms for definitions of Key Ratios.
(i) This non-GAAP measure is reconciled to ROE (GAAP) in the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.

FHN OTHER INCOME AND OTHER EXPENSE
Quarterly/Annually, Unaudited

						4Q17 Changes vs.		Twelve Months Ended		2017 vs.
(Thousands)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16	2017	2016	2016

Other Income
ATM and interchange fees	$3,427	$3,137	$3,083	$2,778	$3,047	9%	12%	$12,425	$11,965	4%
Electronic banking fees	1,171	1,282	1,306	1,323	1,301	(9)%	(10)%	5,082	5,477	(7)%
Letter of credit fees	1,292	1,211	1,122	1,036	946	7%	37%	4,661	4,103	14%
Mortgage banking (a)	766	1,354	1,268	1,261	2,820	(43)%	(73)%	4,649	10,215	(54)%
Deferred compensation (b)	1,876	1,128	1,491	1,827	863	66%	NM	6,322	3,025	NM
Insurance commissions	472	567	592	883	680	(17)%	(31)%	2,514	2,981	(16)%
Other service charges	3,485	2,954	3,109	2,984	3,018	18%	15%	12,532	11,731	7%
Gain/(loss) on extinguishment of debt (c)	—	(14,329)	—	—	—	NM	NM	(14,329)	—	NM
Other	3,345	2,739	2,646	2,299	4,140	22%	(19)%	11,029	14,734	(25)%
Total	$15,834	$43	$14,617	$14,391	$16,815	NM	(6)%	$44,885	$64,231	(30)%

Other Expense
Litigation and regulatory matters	$32,114	$8,162	$533	$(292)	$4,684	NM	NM	$40,517	$30,469	33%
Tax credit investments	822	762	942	942	1,024	8%	(20)%	3,468	3,349	4%
Travel and entertainment	3,154	2,798	3,162	2,348	3,240	13%	(3)%	11,462	10,275	12%
Employee training and dues	1,357	1,198	1,453	1,543	1,603	13%	(15)%	5,551	5,691	(2)%
Customer relations	1,510	1,361	1,543	1,336	1,451	11%	4%	5,750	6,255	(8)%
Miscellaneous loan costs	673	757	699	622	628	(11)%	7%	2,751	2,586	6%
Supplies	1,222	928	1,093	863	1,320	32%	(7)%	4,106	4,434	(7)%
OREO	53	303	446	204	648	(83)%	(92)%	1,006	773	30%
Other insurance and taxes	2,457	2,396	2,443	2,390	1,939	3%	27%	9,686	10,891	(11)%
Other (d)	18,937	9,033	12,090	8,831	10,899	NM	74%	48,891	41,568	18%
Total	$62,299	$27,698	$24,404	$18,787	$27,436	NM	NM	$133,188	$116,291	15%
NM - Not meaningful
(a) 4Q16 includes a $1.5 million gain related to the reversal of a contingency accrual associated with prior sales of MSR.
(b) Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.
(c) 3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.
(d) 4Q17 includes a $5.6 million charitable contribution to the First Tennessee Foundation and $6.2 million of acquisition-related expenses associated with the CBF acquisition; 2Q17 includes a $3.2 million charitable contribution to the First Tennessee Foundation.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						4Q17 Changes vs.
(Thousands)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16

Assets:
Investment securities	$5,180,255	$3,973,138	$3,959,592	$3,953,632	$3,957,846	30%	31%
Loans held-for-sale (a)	699,377	339,780	432,771	105,456	111,248	NM	NM
Loans, net of unearned income	27,658,929	20,166,091	19,989,319	19,090,074	19,589,520	37%	41%
Federal funds sold	87,364	76,316	34,036	31,495	50,838	14%	72%
Securities purchased under agreements to resell	725,609	663,637	657,991	835,222	613,682	9%	18%
Interest-bearing cash (b)	1,185,600	604,326	573,666	2,106,597	1,060,034	96%	12%
Trading securities	1,416,345	1,469,402	1,315,891	1,167,310	897,071	(4)%	58%
Total earning assets	36,953,479	27,292,690	26,963,266	27,289,786	26,280,239	35%	41%
Cash and due from banks	639,073	347,802	387,053	369,290	373,274	84%	71%
Fixed income receivables (c)	68,693	68,750	127,724	168,315	57,411	*	20%
Goodwill (d)	1,386,853	236,335	236,335	191,371	191,371	NM	NM
Other intangible assets, net (d)	184,389	43,157	45,121	19,785	21,017	NM	NM
Premises and equipment, net	532,251	293,393	292,463	290,497	289,385	81%	84%
Other real estate owned ("OREO")	43,382	12,522	11,901	15,144	16,237	NM	NM
Allowance for loan losses	(189,555)	(194,867)	(197,257)	(201,968)	(202,068)	(3)%	(6)%
Derivative assets	81,634	80,976	91,653	98,120	121,654	1%	(33)%
Other assets	1,723,189	1,441,878	1,411,697	1,378,260	1,406,711	20%	22%
Total assets	$41,423,388	$29,622,636	$29,369,956	$29,618,600	$28,555,231	40%	45%

Liabilities and Equity:
Deposits:
Consumer interest	$12,730,766	$9,164,017	$9,429,788	$9,367,537	$8,943,616	39%	42%
Commercial interest	5,608,587	2,915,446	3,285,931	3,275,599	2,943,545	92%	91%
Market-indexed (e)	4,249,536	3,534,546	3,315,045	4,481,085	4,844,608	20%	(12)%
Total interest-bearing deposits	22,588,889	15,614,009	16,030,764	17,124,221	16,731,769	45%	35%
Noninterest-bearing deposits	8,040,307	6,485,245	6,302,585	6,355,620	5,940,594	24%	35%
Total deposits	30,629,196	22,099,254	22,333,349	23,479,841	22,672,363	39%	35%
Federal funds purchased	399,820	292,650	314,892	504,805	414,207	37%	(3)%
Securities sold under agreements to repurchase	647,768	516,867	743,684	406,354	453,053	25%	43%
Trading liabilities	638,515	579,028	555,793	848,190	561,848	10%	14%
Other short-term borrowings (f)	2,626,213	1,637,419	1,044,658	79,454	83,177	60%	NM
Term borrowings (g)	1,218,097	1,059,507	1,033,329	1,035,036	1,040,656	15%	17%
Fixed income payables (c)	48,996	44,304	28,571	21,116	21,002	11%	NM
Derivative liabilities	85,061	83,146	92,717	101,347	135,897	2%	(37)%
Other liabilities	549,234	426,910	396,075	401,997	467,944	29%	17%
Total liabilities	36,842,900	26,739,085	26,543,068	26,878,140	25,850,147	38%	43%
Equity:
Common stock	204,211	146,395	146,336	146,177	146,015	39%	40%
Capital surplus	3,147,613	1,401,359	1,395,797	1,391,777	1,386,636	NM	NM
Undivided profits	1,102,888	1,177,126	1,131,162	1,061,409	1,029,032	(6)%	7%
Accumulated other comprehensive loss, net	(265,279)	(232,384)	(237,462)	(249,958)	(247,654)	14%	7%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (h)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	4,580,488	2,883,551	2,826,888	2,740,460	2,705,084	59%	69%
Total liabilities and equity	$41,423,388	$29,622,636	$29,369,956	$29,618,600	$28,555,231	40%	45%
NM - Not meaningful
*Amount is less than one percent.
(a) 4Q17 increase driven by loans acquired from CBF that have been classified as held-for-sale; 2Q17 increase driven by the Coastal acquisition.
(b) Includes excess balances held at Fed; 4Q17 increase driven by the CBF acquisition; 2Q17 decrease due to loan growth and the Coastal acquisition; 1Q17 increase largely driven by an inflow of customer deposits.
(c) Period-end balances fluctuate based on the level of pending unsettled trades.
(d) 4Q17 increase driven by the CBF acquisition; 2Q17 increase driven by the Coastal acquisition.
(e) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(f) Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.
(g) 4Q17 increase driven by the CBF acquisition.
(h) Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly/Annually, Unaudited

						4Q17 Changes vs.		Twelve Months Ended		2017 vs.
(Thousands)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16	2017	2016	2016

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$13,756,024	$12,474,188	$11,830,942	$11,381,258	$11,987,562	10%	15%	$12,367,420	$10,932,679	13%
Commercial real estate	2,892,949	2,211,831	2,175,733	2,176,355	2,089,314	31%	38%	2,365,763	1,938,939	22%
Consumer real estate	5,029,588	4,398,550	4,431,591	4,491,786	4,545,646	14%	11%	4,588,833	4,635,213	(1)%
Permanent mortgage	400,991	405,287	408,202	415,916	429,914	(1)%	(7)%	407,552	437,524	(7)%
Credit card and other	439,057	354,807	355,123	348,123	361,311	24%	22%	374,474	359,515	4%
Total loans, net of unearned income (a)	22,518,609	19,844,663	19,201,591	18,813,438	19,413,747	13%	16%	20,104,042	18,303,870	10%
Loans held-for-sale (b)	504,577	540,121	320,698	110,726	127,484	(7)%	NM	370,578	124,262	NM
Investment securities:
U.S. treasuries	99	109	100	100	100	(9)%	(1)%	102	100	2%
U.S. government agencies	4,042,844	3,762,180	3,755,818	3,735,472	3,810,207	7%	6%	3,824,751	3,814,802	*
States and municipalities	182	—	—	4,350	4,344	NM	(96)%	1,118	5,124	(78)%
Corporate bonds	29,904	10,000	10,000	10,000	10,000	NM	NM	15,017	10,000	50
Other	203,395	188,361	188,229	186,670	186,452	8%	9%	191,701	186,385	3%
Total investment securities	4,276,424	3,960,650	3,954,147	3,936,592	4,011,103	8%	7%	4,032,689	4,016,411	*
Trading securities	1,439,152	1,125,033	1,283,212	929,545	1,283,407	28%	12%	1,195,442	1,212,864	(1)%
Other earning assets:
Federal funds sold	24,980	29,852	36,936	17,015	19,323	(16)%	29%	27,225	23,414	16%
Securities purchased under agreements to resell	818,887	664,208	833,253	691,469	792,156	23%	3%	752,063	827,590	(9)%
Interest-bearing cash (c)	459,868	392,274	970,853	2,117,498	711,485	17%	(35)%	978,958	671,681	46%
Total other earning assets	1,303,735	1,086,334	1,841,042	2,825,982	1,522,964	20%	(14)%	1,758,246	1,522,685	15%
Total earning assets	30,042,497	26,556,801	26,600,690	26,616,283	26,358,705	13%	14%	27,460,997	25,180,092	9%
Allowance for loan losses	(194,859)	(196,631)	(200,534)	(202,618)	(201,306)	(1)%	(3)%	(198,634)	(203,105)	(2)%
Cash and due from banks	437,604	355,626	350,832	367,136	334,168	23%	31%	377,932	320,506	18%
Fixed income receivables	79,162	54,286	64,779	41,688	83,019	46%	(5)%	60,066	76,464	(21)%
Premises and equipment, net	367,196	293,286	291,769	289,202	282,849	25%	30%	310,530	277,979	12%
Derivative assets	68,692	74,453	74,974	84,419	138,451	(8)%	(50)%	75,588	143,653	(47)%
Other assets	2,305,962	1,737,006	1,693,840	1,609,996	1,640,781	33%	41%	1,838,334	1,631,638	13%
Total assets	$33,106,254	$28,874,827	$28,876,350	$28,806,106	$28,636,667	15%	16%	$29,924,813	$27,427,227	9%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	$10,279,937	$9,244,021	$9,330,990	$9,003,550	$8,641,507	11%	19%	$9,467,518	$8,537,255	11%
Commercial interest	3,684,643	2,876,398	3,086,139	3,097,922	2,819,980	28%	31%	3,187,034	2,812,222	13%
Market-indexed (d)	3,958,224	3,523,450	3,809,281	4,666,292	4,787,912	12%	(17)%	3,986,095	3,788,420	5%
Total interest-bearing deposits	17,922,804	15,643,869	16,226,410	16,767,764	16,249,399	15%	10%	16,640,647	15,137,897	10%
Federal funds purchased	425,900	376,150	435,854	552,820	528,266	13%	(19)%	447,137	589,223	(24)%
Securities sold under agreements to repurchase	595,275	680,366	616,837	419,131	378,837	(13)%	57%	578,666	425,452	36%
Trading liabilities	741,063	597,269	762,667	642,456	745,011	24%	(1)%	685,891	771,039	(11)%
Other short-term borrowings (e)	1,246,087	655,599	221,472	80,939	243,527	90%	NM	554,502	198,440	NM
Term borrowings	1,121,268	1,112,735	1,034,020	1,039,719	1,064,206	1%	5%	1,077,257	1,130,169	(5)%
Total interest-bearing liabilities	22,052,397	19,065,988	19,297,260	19,502,829	19,209,246	16%	15%	19,984,100	18,252,220	9%
Noninterest-bearing deposits	6,972,912	6,411,160	6,280,472	6,051,510	6,039,025	9%	15%	6,431,489	5,760,873	12%
Fixed income payables	53,401	28,455	36,083	22,843	63,745	88%	(16)%	35,261	48,089	(27)%
Derivative liabilities	65,843	80,916	85,119	84,928	123,460	(19)%	(47)%	79,154	130,315	(39)%
Other liabilities	455,536	421,551	399,247	421,328	454,363	8%	*	424,501	544,252	(22)%
Total liabilities	29,600,089	26,008,070	26,098,181	26,083,438	25,889,839	14%	14%	26,954,505	24,735,749	9%
Equity:
Common stock	165,991	146,354	146,246	146,098	145,902	13%	14%	151,214	145,943	4%
Capital surplus	1,993,908	1,397,883	1,392,718	1,389,062	1,380,843	43%	44%	1,544,651	1,380,972	12%
Undivided profits	1,194,840	1,159,451	1,085,326	1,044,388	1,015,742	3%	18%	1,121,519	949,642	18%
Accumulated other comprehensive loss, net	(239,629)	(227,986)	(237,176)	(247,935)	(186,714)	5%	28%	(238,131)	(176,134)	35%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*	95,624	95,624	*
Noncontrolling interest (f)	295,431	295,431	295,431	295,431	295,431	*	*	295,431	295,431	*
Total equity	3,506,165	2,866,757	2,778,169	2,722,668	2,746,828	22%	28%	2,970,308	2,691,478	10%
Total liabilities and equity	$33,106,254	$28,874,827	$28,876,350	$28,806,106	$28,636,667	15%	16%	$29,924,813	$27,427,227	9%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
*Amount is less than one percent.
(a) Includes loans on nonaccrual status.
(b) 2Q17 increase driven by the Coastal acquisition.
(c) Includes excess balances held at Fed; 1Q17 increase largely driven by an inflow of customer deposits; 3Q17 and 2Q17 decreases due to loan growth and the Coastal acquisition.
(d) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(e) Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.
(f) Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED NET INTEREST INCOME (a)
Quarterly, Unaudited

						4Q17 Changes vs.
(Thousands)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16

Interest Income:
Loans, net of unearned income (b)	$242,950	$207,845	$195,162	$183,031	$187,158	17%	30%
Loans held-for-sale	6,601	6,123	3,510	1,283	1,602	8%	NM
Investment securities:
U.S. government agencies	25,911	23,844	24,122	24,221	23,110	9%	12%
States and municipalities	3	—	—	101	102	NM	(97)%
Corporate bonds	355	131	132	131	131	NM	NM
Other	2,015	1,731	1,535	1,414	1,479	16%	36%
Total investment securities	28,284	25,706	25,789	25,867	24,822	10%	14%
Trading securities	11,285	8,604	9,846	6,602	8,616	31%	31%
Other earning assets:
Federal funds sold	113	131	146	54	52	(14)%	NM
Securities purchased under agreements to resell (c)	1,652	1,476	1,442	590	(186)	12%	NM
Interest-bearing cash	1,484	1,226	2,456	4,235	1,027	21%	44%
Total other earning assets	3,249	2,833	4,044	4,879	893	15%	NM
Interest income	$292,369	$251,111	$238,351	$221,662	$223,091	16%	31%

Interest Expense:
Interest-bearing deposits:
Consumer interest	$4,977	$5,032	$5,448	$3,852	$2,926	(1)%	70%
Commercial interest	7,220	4,970	4,797	3,927	3,102	45%	NM
Market-indexed (d)	12,272	10,266	8,941	8,407	5,968	20%	NM
Total interest-bearing deposits	24,469	20,268	19,186	16,186	11,996	21%	NM
Federal funds purchased	1,387	1,173	1,106	1,056	731	18%	90%
Securities sold under agreements to repurchase	1,175	1,815	1,081	89	47	(35)%	NM
Trading liabilities	4,186	3,298	4,203	3,781	3,848	27%	9%
Other short-term borrowings	4,145	2,012	716	247	373	NM	NM
Term borrowings	10,183	9,762	8,348	7,744	7,351	4%	39%
Interest expense	45,545	38,328	34,640	29,103	24,346	19%	87%
Net interest income - tax equivalent basis	246,824	212,783	203,711	192,559	198,745	16%	24%
Fully taxable equivalent adjustment	(4,736)	(2,966)	(3,010)	(2,851)	(3,194)	(60)%	(48)%
Net interest income	$242,088	$209,817	$200,701	$189,708	$195,551	15%	24%
NM - Not meaningful
(a) Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 35 percent and, where applicable, state income taxes.
(b) Includes interest on loans in nonaccrual status.
(c) 4Q16 driven by negative market rates on reverse repurchase agreements.
(d) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited

	4Q17	3Q17	2Q17	1Q17	4Q16

Assets:
Earning assets (a):
Loans, net of unearned income (b):
Commercial loans	4.27%	4.13%	4.03%	3.86%	3.75%
Consumer loans	4.33	4.23	4.21	4.13	4.06
Total loans, net of unearned income (c)	4.28	4.16	4.08	3.94	3.84
Loans held-for-sale	5.23	4.53	4.38	4.64	5.03
Investment securities:
U.S. government agencies	2.56	2.54	2.57	2.59	2.43
States and municipalities	7.04	—	—	9.33	9.39
Corporate bonds	4.74	5.25	5.25	5.25	5.25
Other	3.96	3.67	3.26	3.03	3.17
Total investment securities	2.65	2.60	2.61	2.63	2.48
Trading securities	3.14	3.06	3.07	2.84	2.69
Other earning assets:
Federal funds sold	1.79	1.75	1.58	1.28	1.07
Securities purchased under agreements to resell (d)	0.80	0.88	0.69	0.35	(0.09)
Interest-bearing cash	1.28	1.24	1.02	0.81	0.57
Total other earning assets	0.99	1.03	0.88	0.70	0.23
Interest income/total earning assets	3.87%	3.76%	3.59%	3.37%	3.37%
Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	0.19%	0.22%	0.23%	0.17%	0.13%
Commercial interest	0.78	0.69	0.62	0.51	0.44
Market-indexed (e)	1.23	1.16	0.94	0.73	0.50
Total interest-bearing deposits	0.54	0.51	0.47	0.39	0.29
Federal funds purchased	1.29	1.24	1.02	0.77	0.55
Securities sold under agreements to repurchase	0.78	1.06	0.70	0.09	0.05
Trading liabilities	2.24	2.19	2.21	2.39	2.06
Other short-term borrowings	1.32	1.22	1.30	1.24	0.61
Term borrowings (f)	3.63	3.51	3.23	2.98	2.76
Interest expense/total interest-bearing liabilities	0.82	0.80	0.72	0.60	0.51
Net interest spread	3.05%	2.96%	2.87%	2.77%	2.86%
Effect of interest-free sources used to fund earning assets	0.22	0.23	0.20	0.15	0.14
Net interest margin	3.27%	3.19%	3.07%	2.92%	3.00%
Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(a) Earning assets yields are expressed net of unearned income.
(b) Includes loan fees and cash basis interest income.
(c) Includes loans on nonaccrual status.
(d) 4Q16 driven by negative market rates on reverse repurchase agreements.
(e) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(f) Rates are expressed net of unamortized debenture cost for term borrowings.

FHN CAPITAL HIGHLIGHTS
Quarterly, Unaudited

						4Q17 Changes vs.
(Dollars and shares in thousands)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16

Common equity tier 1 capital (a) (b)	$2,906,544	$2,477,210	$2,418,578	$2,409,219	$2,377,987	17%	22%
Tier 1 capital (a) (b)	3,227,434	2,764,780	2,699,698	2,680,869	2,671,871	17%	21%
Total capital (a)	3,644,178	3,005,198	2,942,948	2,926,292	2,926,010	21%	25%

Risk-weighted assets (“RWA”) (a) (b)	33,492,100	24,678,030	24,566,487	23,623,224	23,914,158	36%	40%
Average assets for leverage (a) (b)	31,776,905	28,793,816	28,793,889	28,805,253	28,581,251	10%	11%

Common equity tier 1 ratio (a) (b)	8.68%	10.04%	9.85%	10.20%	9.94%
Tier 1 ratio (a) (b)	9.64%	11.20%	10.99%	11.35%	11.17%
Total capital ratio (a)	10.88%	12.18%	11.98%	12.39%	12.24%
Leverage ratio (a) (b)	10.16%	9.60%	9.38%	9.31%	9.35%

Total equity to total assets	11.06%	9.73%	9.63%	9.25%	9.47%
Tangible common equity/tangible assets (“TCE/TA”) (c)	6.57%	7.54%	7.41%	7.27%	7.42%
Period-end shares outstanding	326,736	234,231	234,135	233,883	233,624	39%	40%
Cash dividends declared per common share	$0.09	$0.09	$0.09	$0.09	$0.07	*	29%
Book value per common share	$12.82	$10.64	$10.40	$10.05	$9.90
Tangible book value per common share (c)	$8.01	$9.45	$9.20	$9.14	$9.00
Market capitalization (millions)	$6,531.5	$4,485.5	$4,078.6	$4,326.8	$4,674.8
Certain previously reported amounts have been reclassified to agree with current presentation.
* Amount is less than one percent.
(a) Current quarter is an estimate; estimate does not include the favorable impact of reclassification from AOCI to retained earnings of approximately $58 million in connection with tax law change per bank regulatory guidance issued on January 18, 2018.
(b) See Glossary of Terms for definition.
(c) TCE/TA and Tangible book value per common share are non-GAAP measures and are reconciled to Total equity to total assets (GAAP) and to Book value per common share (GAAP), respectively, in the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.

FHN BUSINESS SEGMENT HIGHLIGHTS
Quarterly/Annually, Unaudited

						4Q17 Changes vs.		Twelve Months Ended		2017 vs.
(Thousands)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16	2017	2016	2016

Regional Banking
Net interest income	$244,272	$209,319	$201,972	$193,389	$200,717	17%	22%	$848,952	$741,852	14%
Noninterest income	70,527	64,369	64,737	58,976	63,324	10%	11%	258,609	249,003	4%
Total revenues	314,799	273,688	266,709	252,365	264,041	15%	19%	1,107,561	990,855	12%
Provision for loan losses	9,737	8,552	260	3,098	4,692	14%	NM	21,647	38,887	(44)%
Noninterest expense (a)	178,598	150,464	152,647	148,064	160,851	19%	11%	629,773	615,821	2%
Income before income taxes	126,464	114,672	113,802	101,203	98,498	10%	28%	456,141	336,147	36%
Provision for income taxes	43,999	41,267	41,131	36,588	35,364	7%	24%	162,985	120,100	36%
Net income	$82,465	$73,405	$72,671	$64,615	$63,134	12%	31%	$293,156	$216,047	36%

Fixed Income
Net interest income	$5,901	$5,979	$4,979	$1,151	$2,541	(1)%	NM	$18,010	$10,765	67%
Noninterest income	55,248	55,802	55,205	50,822	52,061	(1)%	6%	217,077	269,339	(19)%
Total revenues	61,149	61,781	60,184	51,973	54,602	(1)%	12%	235,087	280,104	(16)%
Noninterest expense	55,146	53,105	54,001	48,685	48,726	4%	13%	210,937	229,576	(8)%
Income before income taxes	6,003	8,676	6,183	3,288	5,876	(31)%	2%	24,150	50,528	(52)%
Provision for income taxes	1,970	2,979	1,946	1,024	1,875	(34)%	5%	7,919	18,070	(56)%
Net income	$4,033	$5,697	$4,237	$2,264	$4,001	(29)%	1%	$16,231	$32,458	(50)%

Corporate
Net interest income/(expense)	$(15,855)	$(13,990)	$(14,970)	$(14,100)	$(17,501)	(13)%	9%	$(58,915)	$(65,902)	11%
Noninterest income (b)	6,709	(9,477)	6,218	5,476	4,670	NM	44%	8,926	20,436	(56)%
Total revenues	(9,146)	(23,467)	(8,752)	(8,624)	(12,831)	61%	29%	(49,989)	(45,466)	(10)%
Noninterest expense (c)	74,000	23,935	24,575	16,880	14,593	NM	NM	139,390	58,913	NM
Loss before income taxes	(83,146)	(47,402)	(33,327)	(25,504)	(27,424)	(75)%	NM	(189,379)	(104,379)	(81)%
Provision/(benefit) for income taxes (d)	37,097	(34,255)	(35,706)	(13,058)	(15,082)	NM	NM	(45,922)	(55,777)	18%
Net income/(loss)	$(120,243)	$(13,147)	$2,379	$(12,446)	$(12,342)	NM	NM	$(143,457)	$(48,602)	NM

Non-Strategic
Net interest income	$7,770	$8,509	$8,720	$9,268	$9,794	(9)%	(21)%	$34,267	$42,369	(19)%
Noninterest income (e)	706	1,723	1,513	1,665	4,022	(59)%	(82)%	5,607	13,663	(59)%
Total revenues	8,476	10,232	10,233	10,933	13,816	(17)%	(39)%	39,874	56,032	(29)%
Provision/(provision credit) for loan losses	(6,737)	(8,552)	(2,260)	(4,098)	(4,692)	21%	(44)%	(21,647)	(27,887)	22%
Noninterest expense (f)	38,926	9,365	(13,306)	8,576	13,727	NM	NM	43,561	20,894	NM
Income/(loss) before income taxes	(23,713)	9,419	25,799	6,455	4,781	NM	NM	17,960	63,025	(72)%
Provision/(benefit) for income taxes	(9,077)	3,605	9,882	2,500	1,851	NM	NM	6,910	24,417	(72)%
Net income/(loss)	$(14,636)	$5,814	$15,917	$3,955	$2,930	NM	NM	$11,050	$38,608	(71)%

Total Consolidated
Net interest income	$242,088	$209,817	$200,701	$189,708	$195,551	15%	24%	$842,314	$729,084	16%
Noninterest income	133,190	112,417	127,673	116,939	124,077	18%	7%	490,219	552,441	(11)%
Total revenues	375,278	322,234	328,374	306,647	319,628	16%	17%	1,332,533	1,281,525	4%
Provision/(provision credit) for loan losses	3,000	—	(2,000)	(1,000)	—	NM	NM	—	11,000	NM
Noninterest expense	346,670	236,869	217,917	222,205	237,897	46%	46%	1,023,661	925,204	11%
Income before income taxes	25,608	85,365	112,457	85,442	81,731	(70)%	(69)%	308,872	345,321	(11)%
Provision for income taxes	73,989	13,596	17,253	27,054	24,008	NM	NM	131,892	106,810	23%
Net income/(loss)	$(48,381)	$71,769	$95,204	$58,388	$57,723	NM	NM	$176,980	$238,511	(26)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	4Q17 includes $4.1 million of special employee bonuses; 3Q17 includes $4.4 million of loss accruals related to legal matters; 4Q16 includes $2.7 million of loss accruals related to legal matters.

(b)	3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.

(c)
4Q17 includes $46.7 million of acquisition-related expenses primarily associated with the CBF acquisition, $5.7 million of special employee bonuses, and a $5.6 million charitable contribution to the First Tennessee Foundation, somewhat offset by $4.3 million of deferred compensation BOLI gain; 3Q17 includes $8.2 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions; 2Q17 includes $6.4 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions and a $3.2 million charitable contribution to the First Tennessee Foundation.

(d)
4Q17 increase primarily associated with the effects of the Tax Act; 4Q17, 3Q17 and 2Q17 include the impact of a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance.

(e)	4Q16 includes a $1.5 million gain related to the reversal of a contingency accrual associated with prior sales of MSR.

(f)
4Q17 includes $32.0 million of loss accruals related to legal matters; 3Q17 includes $3.6 million of loss accruals related to legal matters; 2Q17 includes a $21.7 million reversal of repurchase and foreclosure provision as a result of the settlements/ recoveries of certain repurchase claims; 4Q16 includes $2.0 million of loss accruals related to legal matters.

FHN REGIONAL BANKING
Quarterly/Annually, Unaudited

						4Q17 Changes vs.		Twelve Months Ended		2017 vs.
	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16	2017	2016	2016

Income Statement (thousands)
Net interest income	$244,272	$209,319	$201,972	$193,389	$200,717	17%	22%	$848,952	$741,852	14%
Provision for loan losses	9,737	8,552	260	3,098	4,692	14%	NM	21,647	38,887	(44)%
Noninterest income:
NSF / Overdraft fees (a)	10,111	9,888	8,726	6,316	9,707	2%	4%	35,041	38,264	(8)%
Cash management fees	9,396	8,923	9,641	9,196	8,659	5%	9%	37,155	33,979	9%
Debit card income	3,688	3,638	3,658	3,407	3,516	1%	5%	14,391	13,697	5%
Other	5,697	4,189	4,424	4,327	4,291	36%	33%	18,638	17,259	8%
Total deposit transactions and cash management	28,892	26,638	26,449	23,246	26,173	8%	10%	105,225	103,199	2%
Brokerage, management fees and commissions	12,642	11,936	12,029	11,906	11,003	6%	15%	48,513	42,911	13%
Trust services and investment management	7,131	6,968	7,713	6,680	7,056	2%	1%	28,491	27,764	3%
Bankcard income	8,125	6,057	5,495	5,342	6,230	34%	30%	25,020	23,945	4%
Other service charges	3,096	2,603	2,722	2,618	2,596	19%	19%	11,039	10,084	9%
Miscellaneous revenue (b)	10,641	10,167	10,329	9,184	10,266	5%	4%	40,321	41,100	(2)%
Total noninterest income	70,527	64,369	64,737	58,976	63,324	10%	11%	258,609	249,003	4%
Noninterest expense:
Employee compensation, incentives, and benefits (c)	71,636	56,387	58,487	57,990	58,627	27%	22%	244,500	220,653	11%
Other (d)	106,962	94,077	94,160	90,074	102,224	14%	5%	385,273	395,168	(3)%
Total noninterest expense	178,598	150,464	152,647	148,064	160,851	19%	11%	629,773	615,821	2%
Income before income taxes	$126,464	$114,672	$113,802	$101,203	$98,498	10%	28%	$456,141	$336,147	36%
PPNR (e)	136,201	123,224	113,676	104,301	103,190	11%	32%	477,788	375,034	27%
Efficiency ratio (f)	56.73%	54.98%	57.32%	58.67%	60.92%			56.86%	62.15%

Balance Sheet (millions)
Average loans	$21,146	$18,402	$17,679	$17,199	$17,692	15%	20%	$18,617	$16,409	13%
Average other earning assets	87	44	50	34	37	98%	NM	54	44	23%
Total average earning assets	21,233	18,446	17,729	17,233	17,729	15%	20%	18,671	16,453	13%
Total average deposits	22,390	20,075	20,139	19,660	19,022	12%	18%	20,572	18,513	11%
Total period-end deposits	27,555	20,084	20,425	20,541	19,348	37%	42%	27,555	19,348	42%
Total period-end assets	30,148	19,600	19,333	18,329	18,771	54%	61%	30,148	18,771	61%
Net interest margin (g)	4.65%	4.56%	4.63%	4.61%	4.57%			4.61%	4.57%
Net interest spread	3.86	3.72	3.62	3.57	3.52			3.70	3.46
Loan yield	4.15	4.00	3.88	3.78	3.68			3.96	3.61
Deposit average rate	0.29	0.28	0.26	0.21	0.16			0.26	0.15

Key Statistics
Financial center locations	347	163	163	162	162	NM	NM
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.

(a)	Variability is driven by changes in consumer behavior and seasonality; 1Q17 decrease driven by seasonality and a modification of billing practices.

(b)	2Q17 includes $386 thousand of securities gains/(losses).

(c)	4Q17 includes $4.1 million of special employee bonuses.

(d)	3Q17 includes $4.4 million of loss accruals related to legal matters; 4Q16 includes $2.7 million of loss accruals related to legal matters.

(e)	Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.

(f)	Noninterest expense divided by total revenue excluding securities gains/(losses).

(g)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

FHN FIXED INCOME
Quarterly/Annually, Unaudited

						4Q17 Changes vs.		Twelve Months Ended		2017 vs.
	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16	2017	2016	2016

Income Statement (thousands)
Net interest income (a)	$5,901	$5,979	$4,979	$1,151	$2,541	(1)%	NM	$18,010	$10,765	67%
Noninterest income:
Fixed income product revenue	40,608	45,020	45,555	42,727	43,794	(10)%	(7)%	173,910	229,659	(24)%
Other	14,640	10,782	9,650	8,095	8,267	36%	77%	43,167	39,680	9%
Total noninterest income	55,248	55,802	55,205	50,822	52,061	(1)%	6%	217,077	269,339	(19)%
Noninterest expense	55,146	53,105	54,001	48,685	48,726	4%	13%	210,937	229,576	(8)%
Income before income taxes	$6,003	$8,676	$6,183	$3,288	$5,876	(31)%	2%	$24,150	$50,528	(52)%

Efficiency ratio (b)	90.18%	85.96%	89.73%	93.67%	89.24%			89.73%	81.96%
Fixed income product average daily revenue	$655	$715	$723	$689	$718	(8)%	(9)%	$696	$919	(24)%

Balance Sheet (millions)
Average trading inventory (a)	$1,437	$1,122	$1,281	$927	$1,281	28%	12%	$1,193	$1,210	(1)%
Average loans held-for-sale (a)	363	443	220	7	20	(18)%	NM	259	12	NM
Average other earning assets	850	690	851	696	798	23%	7%	773	829	(7)%
Total average earning assets	2,650	2,255	2,352	1,630	2,099	18%	26%	2,225	2,051	8%
Total period-end assets	2,990	2,751	2,745	2,395	1,817	9%	65%	2,990	1,817	65%
Net interest margin (c)	0.94%	1.12%	0.92%	0.33%	0.57%			0.87%	0.60%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
(a) 2Q17 increase driven by the Coastal acquisition.
(b) Noninterest expense divided by total revenue.
(c) Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

FHN CORPORATE
Quarterly, Unaudited

						4Q17 Changes vs.		Twelve months ended		2017 vs.
	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16	2017	2016	2016

Income Statement (thousands)
Net interest income/(expense)	$(15,855)	$(13,990)	$(14,970)	$(14,100)	$(17,501)	(13)%	9%	$(58,915)	$(65,902)	11%
Noninterest income excluding securities gains/(losses) (a)	6,572	(9,483)	6,199	5,432	4,802	NM	37%	8,720	19,095	(54)%
Securities gains/(losses), net	137	6	19	44	(132)	NM	NM	206	1,341	(85)%
Noninterest expense (b)	74,000	23,935	24,575	16,880	14,593	NM	NM	139,390	58,913	NM
Loss before income taxes	$(83,146)	$(47,402)	$(33,327)	$(25,504)	$(27,424)	(75)%	NM	$(189,379)	$(104,379)	(81)%

Average Balance Sheet (millions)
Average investment securities	$4,273	$3,959	$3,950	$3,931	$4,007	8%	7%	$4,029	$4,012	*
Total earning assets	$4,792	$4,408	$4,983	$6,122	$4,795	9%	*	$5,071	$4,770	6%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not Meaningful
* Amount is less than one percent.
(a) 4Q17 includes a $1.3 million gain related to BOLI policy benefits; 3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.
(b) 4Q17 includes $46.7 million of acquisition-related expenses primarily associated with the CBF acquisition, $5.7 million of special employee bonuses, and a $5.6 million charitable contribution to the First Tennessee Foundation, somewhat offset by $4.3 million of deferred compensation BOLI gains; 3Q17 includes $8.2 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions; 2Q17 includes $6.4 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions and a $3.2 million charitable contribution to the First Tennessee Foundation, somewhat offset by $2.2 million of deferred compensation BOLI gains.

FHN NON-STRATEGIC
Quarterly/Annually, Unaudited

						4Q17 Changes vs.		Twelve Months Ended		2017 vs.
	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16	2017	2016	2016

Income Statement (thousands)
Net interest income	$7,770	$8,509	$8,720	$9,268	$9,794	(9)%	(21)%	$34,267	$42,369	(19)%
Provision/(provision credit) for loan losses	(6,737)	(8,552)	(2,260)	(4,098)	(4,692)	21%	(44)%	(21,647)	(27,887)	22%
Noninterest income (a)	706	1,723	1,513	1,665	4,022	(59)%	(82)%	5,607	13,663	(59)%
Noninterest expense (b)	38,926	9,365	(13,306)	8,576	13,727	NM	NM	43,561	20,894	NM
Income/(loss) before income taxes	$(23,713)	$9,419	$25,799	$6,455	$4,781	NM	NM	$17,960	$63,025	(72)%

Average Balance Sheet (millions)
Loans	$1,282	$1,358	$1,441	$1,535	$1,636	(6)%	(22)%	$1,403	$1,800	(22)%
Other assets	72	73	80	81	86	(1)%	(16)%	77	88	(13)%
Total assets	1,354	1,431	1,521	1,616	1,722	(5)%	(21)%	1,480	1,888	(22)%
Net interest margin (c)	2.26%	2.34%	2.27%	2.29%	2.25%			2.29%	2.22%
Efficiency ratio (d)	NM	91.53%	NM	78.44%	99.36%			NM	37.29%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
(a) 4Q16 includes a $1.5 million gain related to the reversal of a contingency accrual associated with prior sales of MSR.
(b) 4Q17 includes $32.0 million of loss accruals related to legal matters; 3Q17 includes $3.6 million of loss accruals related to legal matters; 2Q17 includes a $21.7 million reversal of repurchase and foreclosure provision as a result of the settlements/ recoveries of certain repurchase claims; 4Q16 includes $2.0 million of loss accruals related to legal matters.
(c) Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(d) Noninterest expense divided by total revenue excluding securities gains/(losses).

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

4Q17 Changes vs.
(Dollars in thousands)	4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16

Allowance for Loan Losses Walk-Forward
Beginning reserve	$194,867	$197,257	$201,968	$202,068	$201,557	(1)%	(3)%
Provision/(provision credit) for loan losses	3,000	—	(2,000)	(1,000)	—	NM	NM
Charge-offs	(17,481)	(10,670)	(9,830)	(8,413)	(11,369)	(64)%	(54)%
Recoveries	9,169	8,280	7,119	9,313	11,880	11%	(23)%
Ending balance	$189,555	$194,867	$197,257	$201,968	$202,068	(3)%	(6)%
Reserve for unfunded commitments	5,079	4,372	5,554	5,284	5,312	16%	(4)%
Total allowance for loan losses plus reserve for unfunded commitments	$194,634	$199,239	$202,811	$207,252	$207,380	(2)%	(6)%

Allowance for Loan Losses
Regional Banking	$154,111	$156,021	$153,208	$155,968	$154,082	(1)%	*
Non-Strategic	35,444	38,846	44,049	46,000	47,986	(9)%	(26)%
Total allowance for loan losses	$189,555	$194,867	$197,257	$201,968	$202,068	(3)%	(6)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$52,659	$40,610	$43,012	$49,462	$50,653	30%	4%
OREO (a)	34,844	2,848	3,266	4,422	5,081	NM	NM
Total Regional Banking	$87,503	$43,458	$46,278	$53,884	$55,734	NM	57%
Non-Strategic
Nonperforming loans	$75,803	$82,203	$84,959	$92,409	$93,808	(8)%	(19)%
Nonperforming loans held-for-sale after fair value adjustments	6,971	7,314	7,321	7,633	7,741	(5)%	(10)%
OREO (a)	4,722	5,029	3,772	5,837	6,154	(6)%	(23)%
Total Non-Strategic	$87,496	$94,546	$96,052	$105,879	$107,703	(7)%	(19)%
Corporate
Nonperforming loans	$2,157	$2,173	$1,819	$1,521	$1,186	(1)%	82%
Total nonperforming assets (a)	$177,156	$140,177	$144,149	$161,284	$164,623	26%	8%

Net Charge-Offs
Regional Banking	$11,647	$5,739	$3,020	$1,211	$2,007	NM	NM
Non-Strategic	(3,335)	(3,349)	(309)	(2,111)	(2,518)	*	(32)%
Total net charge-offs/(recoveries)	$8,312	$2,390	$2,711	$(900)	$(511)	NM	NM

Consolidated Key Ratios (b) (c)
30+ Delinq. % (d)	0.33%	0.38%	0.27%	0.39%	0.34%
NPL %	0.47	0.62	0.65	0.75	0.74
NPA %	0.61	0.66	0.68	0.80	0.80
Net charge-offs %	0.15	0.05	0.06	NM	NM
Allowance / loans % (e)	0.69	0.97	0.99	1.06	1.03
Allowance / NPL	1.45	x	1.56	x	1.52	x	1.41	x	1.39	x
Allowance / NPA	1.11	x	1.47	x	1.44	x	1.31	x	1.29	x
Allowance / net charge-offs	5.75	x	20.55	x	18.14	x	NM	NM

Other
Loans past due 90 days or more and still accruing (f)	$48,047	$41,025	$37,809	$37,156	$38,299	17%	25%
Guaranteed portion (f)	9,454	10,046	15,276	14,569	14,664	(6)%	(36)%
Period-end loans, net of unearned income (millions)	27,659	20,166	19,989	19,090	19,590	37%	41%
NM - Not meaningful
* Amount is less than one percent.
(a) Excludes OREO from government-insured mortgages.
(b) See Glossary of Terms for definitions of Consolidated Key Ratios.
(c) 4Q17 Asset Quality ratios were impacted by the addition of approximately $7.4 billion in loans as a result of the Capital Bank acquisition.
(d) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(e) The decrease in allowance to loans reflects the addition of loans acquired from Capital Bank at fair value which includes an estimate of life of loan credit losses.
(f) Includes loans held-for-sale.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

4Q17 Changes vs.
4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16

Key Portfolio Details
C&I
Period-end loans ($ millions)	$16,057	$12,792	$12,598	$11,704	$12,148	26%	32%
30+ Delinq. % (a) (b) (c)	0.19%	0.27%	0.03%	0.17%	0.08%
NPL %	0.19	0.15	0.20	0.26	0.27
Charge-offs % (qtr. annualized)	0.28	0.10	0.04	NM	NM
Allowance / loans %	0.61%	0.77%	0.73%	0.80%	0.74%
Allowance / net charge-offs	2.53	x	7.97	x	18.21	x	NM	NM

Commercial Real Estate
Period-end loans ($ millions)	$4,215	$2,251	$2,212	$2,173	$2,136	87%	97%
30+ Delinq. % (a)	0.11%	0.02%	0.01%	0.03%	0.01%
NPL %	0.03	0.07	0.07	0.11	0.13
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	0.09
Allowance / loans %	0.67%	1.32%	1.38%	1.42%	1.59%
Allowance / net charge-offs	NM	NM	NM	NM	17.56	x

Consumer Real Estate
Period-end loans ($ millions)	$6,368	$4,370	$4,417	$4,457	$4,524	46%	41%
30+ Delinq. % (a)	0.65%	0.74%	0.81%	0.86%	0.93%
NPL %	1.12	1.76	1.70	1.83	1.83
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.59%	0.94%	1.04%	1.11%	1.11%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$399	$403	$408	$409	$423	(1)%	(6)%
30+ Delinq. % (a)	1.85%	1.51%	2.57%	2.57%	2.36%
NPL %	6.61	6.81	6.81	7.05	6.42
Charge-offs % (qtr. annualized)	0.10	NM	0.35	NM	NM
Allowance / loans %	3.90%	3.90%	4.02%	3.88%	3.85%
Allowance / net charge-offs	37.67	x	NM	11.52	x	NM	NM

Credit Card and Other
Period-end loans ($ millions)	$620	$350	$354	$347	$359	77%	73%
30+ Delinq. % (a)	1.24%	0.89%	0.92%	1.00%	1.17%
NPL %	0.03	0.04	0.04	0.04	0.04
Charge-offs % (qtr. annualized)	2.30	2.80	2.71	3.08	3.25
Allowance / loans %	1.61%	2.95%	3.38%	3.58%	3.39%
Allowance / net charge-offs	0.99	x	1.04	x	1.24	x	1.16	x	1.04	x
NM - Not meaningful
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b) 1Q17 increase was primarily driven by a few credits within the C&I portfolio, all of which were favorably resolved in second quarter 2017.
(c) 3Q17 increase in delinquencies driven by 2 larger relationships, one of which is a purchased credit-impaired loan.

FHN ASSET QUALITY: REGIONAL BANKING
Quarterly, Unaudited

4Q17 Changes vs.
4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16

Total Regional Banking
Period-end loans ($ millions)	$26,359	$18,788	$18,529	$17,537	$17,935	40%	47%
30+ Delinq. % (a)	0.26%	0.28%	0.13%	0.24%	0.18%
NPL %	0.20	0.22	0.23	0.28	0.28
Charge-offs % (qtr. annualized)	0.22	0.12	0.07	0.03	0.05
Allowance / loans %	0.58%	0.83%	0.83%	0.89%	0.86%
Allowance / net charge-offs	3.34	x	6.85	x	12.65	x	31.75	x	19.30	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$15,639	$12,373	$12,178	$11,284	$11,728	26%	33%
30+ Delinq. % (a) (b) (c)	0.20%	0.28%	0.03%	0.18%	0.08%
NPL %	0.18	0.13	0.17	0.24	0.24
Charge-offs % (qtr. annualized)	0.29	0.10	0.04	NM	NM
Allowance / loans %	0.62%	0.78%	0.75%	0.81%	0.75%
Allowance / net charge-offs	2.49	x	7.83	x	17.85	x	NM	NM

Commercial Real Estate
Period-end loans ($ millions)	$4,215	$2,251	$2,212	$2,173	$2,136	87%	97%
30+ Delinq. % (a)	0.11%	0.02%	0.01%	0.03%	0.01%
NPL %	0.03	0.07	0.07	0.11	0.13
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	0.11
Allowance / loans %	0.67%	1.32%	1.38%	1.42%	1.59%
Allowance / net charge-offs	NM	NM	NM	NM	14.28	x

Consumer Real Estate
Period-end loans ($ millions)	$5,774	$3,714	$3,695	$3,655	$3,643	55%	58%
30+ Delinq. % (a)	0.40%	0.38%	0.46%	0.48%	0.49%
NPL %	0.39	0.61	0.54	0.55	0.52
Charge-offs % (qtr. annualized)	NM	0.04	NM	NM	—
Allowance / loans %	0.28%	0.46%	0.48%	0.53%	0.52%
Allowance / net charge-offs	NM	11.04	x	NM	NM	NM

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$731	$450	$444	$425	$428	62%	71%
30+ Delinq. % (a)	1.10%	0.85%	0.81%	0.90%	1.08%
NPL %	0.07	0.10	0.09	0.09	0.09
Charge-offs % (qtr. annualized)	1.83	2.19	2.21	2.55	2.79
Allowance / loans %	1.70%	2.79%	3.13%	3.36%	3.09%
Allowance / net charge-offs	1.25	x	1.27	x	1.44	x	1.33	x	1.12	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$53	$58	$63	$67	$71	(9)%	(25)%
30+ Delinq. % (a)	3.98%	4.22%	6.52%	4.25%	4.37%
NPL %	4.03	3.75	2.90	2.25	1.66
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	NM	NM	NM	NM	NM
Allowance / net charge-offs	NM	NM	NM	NM	NM
NM - Not meaningful
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b) 1Q17 increase was primarily driven by a few credits within the C&I portfolio, all of which were favorably resolved in second quarter 2017.
(c) 3Q17 increase in delinquencies driven by 2 larger relationships, one of which is a purchased credit-impaired loan.

FHN ASSET QUALITY: NON-STRATEGIC
Quarterly, Unaudited

4Q17 Changes vs.
4Q17	3Q17	2Q17	1Q17	4Q16	3Q17	4Q16

Total Non-Strategic
Period-end loans ($ millions)	$1,247	$1,320	$1,397	$1,486	$1,584	(6)%	(21)%
30+ Delinq. % (a)	1.85%	1.62%	1.79%	1.89%	1.94%
NPL %	6.08	6.23	6.08	6.22	5.92
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	2.84%	2.94%	3.15%	3.10%	3.03%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Key Portfolio Details
Commercial
Period-end loans ($ millions)	$418	$419	$420	$420	$420	*	*
30+ Delinq. % (a)	—%	—%	—%	—%	—%
NPL %	0.73	0.74	0.95	0.97	0.98
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.33%	0.32%	0.34%	0.35%	0.33%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Consumer Real Estate
Period-end loans ($ millions)	$594	$656	$722	$802	$881	(9)%	(33)%
30+ Delinq. % (a)	3.06%	2.80%	2.62%	2.60%	2.76%
NPL %	8.23	8.26	7.64	7.65	7.26
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	3.53%	3.66%	3.90%	3.80%	3.56%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$229	$239	$249	$258	$275	(4)%	(17)%
30+ Delinq. % (a)	2.12%	1.20%	2.38%	2.78%	2.29%
NPL %	10.40	10.39	10.30	10.45	9.32
Charge-offs % (qtr. annualized)	0.18	NM	0.56	NM	NM
Allowance / loans %	5.70%	5.62%	5.80%	5.45%	5.49%
Allowance / net charge-offs	31.54	x	NM	10.13	x	NM	NM

Other Consumer
Period-end loans ($ millions)	$6	$6	$6	$6	$8	*	(25)%
30+ Delinq. % (a)	0.95%	1.44%	1.95%	1.84%	1.73%
NPL %	1.89	1.92	1.93	1.90	1.82
Charge-offs % (qtr. annualized)	1.90	1.14	NM	NM	NM
Allowance / loans %	1.36%	0.69%	0.35%	0.08%	2.26%
Allowance / net charge-offs	0.71	x	0.60	x	NM	NM	NM
NM - Not meaningful
* Amount is less than one percent.
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly/Annually, Unaudited

						Twelve Months Ended
(Dollars and shares in thousands, except per share data)	4Q17	3Q17	2Q17	1Q17	4Q16	2017	2016

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$4,580,488	$2,883,551	$2,826,888	$2,740,460	$2,705,084	$4,580,488	$2,705,084
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock (a)	95,624	95,624	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$4,189,433	$2,492,496	$2,435,833	$2,349,405	$2,314,029	$4,189,433	$2,314,029
Less: Intangible assets (GAAP) (b)	1,571,242	279,492	281,456	211,156	212,388	1,571,242	212,388
(C) Tangible common equity (Non-GAAP)	$2,618,191	$2,213,004	$2,154,377	$2,138,249	$2,101,641	$2,618,191	$2,101,641

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$41,423,388	$29,622,636	$29,369,956	$29,618,600	$28,555,231	$41,423,388	$28,555,231
Less: Intangible assets (GAAP) (b)	1,571,242	279,492	281,456	211,156	212,388	1,571,242	212,388
(E) Tangible assets (Non-GAAP)	$39,852,146	$29,343,144	$29,088,500	$29,407,444	$28,342,843	$39,852,146	$28,342,843

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$3,506,165	$2,866,757	$2,778,169	$2,722,668	$2,746,828	$2,970,308	$2,691,478
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$3,115,110	$2,475,702	$2,387,114	$2,331,613	$2,355,773	$2,579,253	$2,300,423
Less: Average intangible assets (GAAP) (b)	726,958	280,575	281,326	211,757	213,019	376,306	214,915
(H) Average tangible common equity (Non-GAAP)	$2,388,152	$2,195,127	$2,105,788	$2,119,856	$2,142,754	$2,202,947	$2,085,508

Net Income/(loss) Available to Common Shareholders
(I) Net income/(loss) available to common shareholders (quarters are annualized) (GAAP)	$(209,641)	$267,148	$364,206	$219,073	$212,017	$159,315	$220,846

Period-end Shares Outstanding
(J) Period-end shares outstanding	326,736	234,231	234,135	233,883	233,624	326,736	233,624

Ratios
(I)/(G) Return on average common equity (“ROE”) (GAAP)	(6.73)%	10.79%	15.26%	9.40%	9.00%	6.18%	9.60%
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	(8.78)%	12.17%	17.30%	10.33%	9.89%	7.23%	10.59%
(A)/(D) Total equity to total assets (GAAP)	11.06%	9.73%	9.63%	9.25%	9.47%	11.06%	9.47%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	6.57%	7.54%	7.41%	7.27%	7.42%	6.57%	7.42%
(B)/(J) Book value per common share (GAAP)	$12.82	$10.64	$10.40	$10.05	$9.90	$12.82	$9.90
(C)/(J) Tangible book value per common share (Non-GAAP)	$8.01	$9.45	$9.20	$9.14	$9.00	$8.01	$9.00
(a) Included in Total equity on the Consolidated Balance Sheet.
(b) Includes goodwill and other intangible assets, net of amortization.

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Market-Indexed Deposits: Deposits with pricing tied to an index not administered by FHN. For FHN these are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

Risk-Weighted Assets: A regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization’s assets and off-balance sheet financial instruments.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Troubled Debt Restructuring (“TDR”): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

 Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.